Exhibit 99

TRX REPORTS THIRD QUARTER RESULTS

Revenues in Core Business Increase 17%, Adjusted EBITDA Margin Increases to 12%

ATLANTA, 03 November 2005 — TRX, Inc. (Nasdaq: TRXI), a leading, independent provider of transaction processing and data integration services to the global travel industry, today reported financial results for the quarter ended 30 September 2005.

Total revenues for the third quarter of 2005 were $29.7 million compared with $29.0 million in the third quarter of 2004. The net loss for the current quarter, including $3.4 million in expenses related to the Company’s initial public offering of its common stock, was $3.3 million compared with a net loss of $3.1 million in the third quarter of 2004.

Revenues excluding client reimbursements for the third quarter of 2005 increased $1.6 million to $29.3 million. Revenues from transaction processing services increased 11% to $18.4 million, reflecting increased volumes with the Company’s existing clients. Revenues from data integration services increased 58% to $3.9 million. Revenues from customer care activities decreased 19% to $7.1 million as the Company continued to proactively reduce call center volumes.

Core transaction processing and data integration revenues increased 17% to $22.3 million, representing 76% of revenues (excluding client reimbursements) compared to 69% in the third quarter of 2004. As planned, customer care revenue as a percentage of revenues continued to decline to 24%, compared to 31% in the third quarter of 2004.

Adjusted EBITDA was $3.5 million, a $3.4 million increase from the third quarter of 2004.

“We are very pleased with these results, which are consistent with our expectations,” said TRX President & CEO Trip Davis. “We are executing well against our three strategic priorities: driving incremental growth in our core transaction processing and data integration business with existing and new clients, improving our revenue mix by transitioning away from the lower-margin call center business, and making prudent cost structure adjustments to enhance our operating leverage.”

On 27 September 2005, TRX priced its initial public offering of 6.8 million shares of common stock at a price of $9.00 per share. The Company sold 3.4 million shares of common stock generating net proceeds of $26.4 million.

For the nine months ended 30 September 2005, revenues excluding client reimbursements increased 7% to $89.3 million. Net loss, including $3.4 million in expenses related to the Company’s initial public offering, was $7.0 million, compared with a loss of $5.8 million for the first nine months of 2004.

“TRX is uniquely positioned to benefit from growth in corporate and leisure online travel bookings, re-engineering of major travel players, as well as increasing demand for data integration services across the travel and financial services industries. We are gaining leverage through effective management of our cost structure and by reducing our exposure to lower-margin areas of our business. Going forward, we will seek to expand our relationships with existing clients and develop new opportunities with market-leading partners and in new geographic areas,” said Davis.

“As TRX begins its life as a public company, we are well positioned for growth and prepared to take advantage of the benefits of increased volume and expense leverage with our processing model,” Davis continued. “Our team is focused on delivering a strong 2005 Adjusted EBITDA performance and positioning the company for continued success in the coming year.”

—More—

Copyright 2005 TRX, Inc. All rights reserved.

Page 2 of 3 – TRX Reports Third Quarter 2005 Results

TRX also issued guidance for the year 2005 and long-term growth targets:

•	2005 revenues excluding client reimbursements expected to reach $115.5 to $117.0 million.

•	2005 Adjusted EBITDA margin expected to be 9.2 to 9.4% of revenues excluding client reimbursements.

•	Long-term growth targets (3-5 years) expected to consist of revenue growth of 20-30% and an adjusted EBITDA margin of 18-23%.

Use of Non-GAAP Financial Measures

TRX provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP measures such as EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide investors with an alternative method for assessing our operating results in a manner that enables investors to more thoroughly evaluate our performance. These non-GAAP measures provide investors with a better baseline for assessing the company’s future earnings expectations. TRX management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this release are provided to give investors access to the types of measures that we use in analyzing our results.

EBITDA consists of GAAP net loss adjusted for the items included in the accompanying reconciliation. EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period to period changes in the cost associated with capital investments and interest expense. Adjusted EBITDA consists of EBITDA adjusted for the items included in the accompanying reconciliation. Adjusted EBITDA margin consists of Adjusted EBITDA divided by transaction and other revenues (excludes client reimbursements). EBITDA, Adjusted EBITDA and Adjusted EBITDA margin do not give effect to the cash the company must use to service its debt or pay its income taxes and thus do not reflect the funds generated from operations or actually available for capital expenditures.

TRX’s calculation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin is not necessarily comparable to similarly titled measures reported by other companies. These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile EBITDA and Adjusted EBITDA to GAAP net loss are included with this release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially, including but not limited to, the loss of key clients, volatility in the number of transactions we service, failure or interruptions of our software, hardware and other systems, industry declines, competitive pressures and other risks.

Forward-looking statements are predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. TRX, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.

—More—

Copyright 2005 TRX, Inc. All rights reserved.

Page 3 of 3 – TRX Reports Third Quarter 2005 Results

Conference Call Information

The Company will hold a Webcast of its conference call to discuss these results on Thursday, 03 November at 9:00 a.m. Eastern Time from www.trx.com. To register for the event, please go to the TRX.com Website at least fifteen minutes early to register, download, and install any necessary audio software.

For those who cannot listen to the live broadcast, an archived webcast will be available shortly after the conclusion of the call, and remain available on the TRX website at www.trx.com for 90 days.

About TRX

TRX is a leading, independent provider of transaction processing and data integration services to the global travel industry. TRX provides five hosted technology and service offerings: RESX (Online Booking), SELEX (Agent Technology), CORREX (Automated Processing), TRANXACT (Settlement & Exceptions), and DATATRAX (Data Integration). TRX provides each of these solutions independently or as a comprehensive, integrated end-to-end processing suite for travel agencies, travel suppliers, large corporations, credit card issuers, and expense management companies. TRX is headquartered in Atlanta, Georgia with operations and associates in North America, Europe, and Asia.

Investor Contacts:	Lindsey Sykes
Chief Financial Officer
(404) 929-6154

Media Contacts:	Kari Walker
(404) 214-0722

###

TRX, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
REVENUES:
Transaction Processing	$18,385	$16,578	$55,726	$50,665
Data Integration	3,903	2,469	11,858	6,541
Customer Care	7,055	8,700	21,697	25,878

Transaction and other revenues	29,343	27,747	89,281	83,084
Client reimbursements	307	1,213	2,331	3,090

Total revenues	29,650	28,960	91,612	86,174

EXPENSES:
Operating	18,501	18,403	57,158	53,438
Selling, general and administrative	5,076	5,367	15,303	16,150
Technology development	2,800	3,935	8,865	10,139
Client reimbursements	307	1,213	2,331	3,090
Restructuring	11	—	2,319	—
Depreciation and amortization	2,519	2,534	7,329	7,452

Total expenses	29,214	31,452	93,305	90,269

OPERATING INCOME (LOSS)	436	(2,492)	(1,693)	(4,095)
INTEREST EXPENSE, net	(882)	(582)	(2,375)	(1,679)
DEBT CONVERSION EXPENSE	(2,898)	—	(2,898)	—

NET LOSS	$(3,344)	$(3,074)	$(6,966)	$(5,774)

Net Loss per Share
Basic	$(0.27)	$(0.25)	$(0.56)	$(0.47)
Diluted	(0.27)	(0.25)	(0.56)	(0.47)

Weighted Average Shares Outstanding
Basic	12,519	12,460	12,481	12,168
Diluted	12,519	12,460	12,481	12,168

Other Data
Adjusted EBITDA	$3,516	$42	$8,505	$3,357
Non-cash stock compensation	$14	$40	$56	$332
Capital expenditures	$3,369	$1,371	$6,690	$6,564
Transaction Processing volumes	20,574	18,399	62,889	56,997

	As of September 30, 2005	As of December 31, 2004
Consolidated Balance Sheet Data
Cash and cash equivalents	$29,738	$10,595
Convertible notes	1,360	19,317
Total shareholders’ (deficit) equity	32,197	(6,699)

TRX, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES

TO NON-GAAP FINANCIAL MEASURES

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net loss	$(3,344)	$(3,074)	$(6,966)	$(5,774)
Depreciation and amortization	2,519	2,534	7,329	7,452
Interest expense, net	882	582	2,375	1,679

EBITDA	57	42	2,738	3,357
Restructuring expenses (1)	11	—	2,319	—
IPO related bonuses (2)	550	—	550	—
Debt conversion expense (3)	2,898	—	2,898	—

Adjusted EBITDA	$3,516	$42	$8,505	$3,357

(1)	In late 2004, we made a strategic decision to close certain customer care facilities, including those in Paris, France; Zurich, Switzerland; and Orangeburg, South Carolina. We recorded restructuring expenses for severance, lease, transition costs and accelerated depreciation charges of $1.7 million in fiscal 2004 related to the closure of our Paris and Zurich facilities, and $2.3 million in fiscal 2005 related to the closure of our Orangeburg facility and revision of estimates related to the 2004 closures.
(2)	In connection with the completion of the IPO, we paid one-time management bonuses totaling $550,000.
(3)	In connection with the IPO, we made payments totaling $2.9 million to affect the conversion of convertible notes with a conversion price of $11.03.